EXHIBIT 23.4

SPROULE U.S. LIMITED

CONSENT OF SPROULE ASSOCIATES, INC.

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-1 on Form S-3 of Kodiak Oil & Gas Corp. of the references to our firm, in the context in which they appear, and to our reserve estimates as of January 1, 2006, which appear in the Annual Report on Form 10-K of Kodiak Oil & Gas Corp. for the year ended December 31, 2006.

Sincerely,

/s/ Ken H. Crowther, P.Eng.
_____________________

Ken H. Crowther, P.Eng.

President

May 11, 2007